Exhibit 10.1

SHARE EXCHANGE AGREEMENT, dated as of February 18, 2020 (this “Agreement”), between:

(1) LendingClub Corporation, a Delaware corporation (“LendingClub”); and

(2) Shanda Asset Management Holdings Limited, a company organized under the laws of the British Virgin Islands (“Shanda”).

RECITALS

A. Concurrently herewith, LendingClub is entering into an Agreement and Plan of Merger, by and among LendingClub, a wholly owned subsidiary Delaware corporation of LendingClub, and Radius Bancorp Inc., a Delaware corporation, pursuant to which the parties thereto intend to effect a strategic business combination pursuant to which LendingClub will acquire Radius Bancorp, Inc., and thereby acquire its wholly owned subsidiary, Radius Bank.

B. In light of the foregoing and various other considerations, including valuable business considerations and purposes, on the part of each of LendingClub and Shanda, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Shanda and LendingClub desire that Shanda exchange all of the 19,562,881 shares of common stock, par value $0.01 per share, of LendingClub (“Common Stock”) beneficially owned by it for (i) the Exchange Preferred Shares (as defined below) and (ii) the Cash Payment (as defined below), upon the terms and subject to the conditions set forth herein (the “Exchange”).

C. Simultaneously herewith, Tianqiao Chen has provided a letter to LendingClub to the effect that he is an affiliate of Shanda and that he and his other affiliates will comply with the obligations set forth in Section 3.5 and Section 3.6 hereof.

D. Simultaneously herewith, the parties are entering into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which LendingClub will provide Shanda with certain registration rights.

E. After due consideration, the board of directors of LendingClub has approved the Exchange and the related transactions that may be required in connection with the Exchange.

NOW, THEREFORE, in consideration of the premises, and of the mutual representations, warranties, covenants and agreements contained in this Agreement, the parties hereto agree as follows:

ARTICLE I

THE EXCHANGE

Section 1.1 The Exchange. Subject to the terms and conditions hereof, at the Closing, Shanda shall convey, transfer and deliver to LendingClub, free and clear of any Liens, 19,562,881 shares of Common Stock held at such time by Shanda (the “Exchange Common Shares”). In exchange for the Exchange Common Shares LendingClub shall (a) issue to Shanda 195,628 shares of Series A Preferred Stock (the “Exchange Preferred Shares”) and (b) pay to Shanda in cash, by wire transfer of immediately available funds to an account designated in writing by Shanda, $50,203,332.77 (the “Cash Payment”).

Section 1.2 Closing.

(a) The closing of the Exchange (the “Closing”) shall occur on the third (3rd) Business Day following the day on which the last to be satisfied or waived of the conditions set forth in Article IV (other than those conditions that by their nature are to be satisfied at or immediately prior to the Closing, but subject to the satisfaction or waiver of those conditions at or immediately prior to the Closing) shall be satisfied or waived in accordance with this Agreement (the day on which the Closing occurs being referred to herein as the “Closing Date”). The Closing shall take place in the offices of Sullivan & Cromwell LLP at 125 Broad Street, New York, New York 10004, or via the exchange of electronic documents and signatures, at 10 a.m., New York time or at such other time, date or manner as the parties may jointly designate.

(b) At the Closing, Shanda shall deliver, or cause to be delivered, to LendingClub all right, title and interest in and to the Exchange Common Shares and LendingClub (i) shall deliver to Shanda evidence of book-entry delivery evidencing the issuance in book entry form of the Exchange Preferred Shares that are to be issued to Shanda pursuant to Section 1.1 and (ii) shall pay the Cash Payment in accordance with Section 1.1.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1 Representations and Warranties of LendingClub. LendingClub hereby represents and warrants to Shanda as of the Execution Date and as of the Closing Date (except as otherwise provided in this Section 2.1) as follows:

(a) Organization; Standing. LendingClub is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. LendingClub is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or leasing of its assets or property or the conduct of its business requires such qualification, except for any failure to be so qualified that has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business or operations of LendingClub or its ability to perform its obligations under this Agreement.

(b) LendingClub Capital Stock. As of the Execution Date, the authorized capital stock of LendingClub consists of 180,000,000 shares of Common Stock, and 10,000,000 shares of preferred stock, of which 1,200,000 shares have been designated as Series A Preferred Stock and 600,000 of which have been designated as Preferred Stock, Series B, par value $0.01 per share of LendingClub, shares of each of such series being reserved for possible issuance under rights pursuant to LendingClub’s Temporary Bank Charter Protection Agreement. As of the close of business on February 14, 2020, no more than 90,000,000 shares of Common Stock were issued and outstanding and no shares of preferred stock were outstanding. The outstanding shares of Common Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable and are not subject to preemptive rights (and were not issued in violation of any preemptive rights). The shares of Series A Preferred Stock to be issued in the Exchange, when so issued in accordance with this Agreement, will (i) have been duly authorized and validly issued and will be fully paid and nonassessable and not subject to any preemptive rights (and will not have been issued in violation of any preemptive rights and shall be free of all Liens other than as provided for in this Agreement and applicable securities Laws), and (ii) not be subject to any option, warrant, call or similar right of any person to acquire the same. The shares of Common Stock issuable upon conversion of the Exchange Preferred Shares have been duly authorized and reserved for issuance and, when issued in accordance with the terms of the Certificate of Designations, will be validly issued, fully paid and nonassessable and not subject to any preemptive rights (and will not have been issued in violation of any preemptive rights). The Certificate of Designations has been duly adopted and authorized by LendingClub, and, when filed with, and accepted by, the Secretary of State for the State of Delaware, will be binding upon LendingClub.

(c) Power. LendingClub has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate or to cause the consummation of the transactions contemplated hereby.

(d) Authority. LendingClub has duly executed and delivered this Agreement and the Registration Rights Agreement and has taken all corporate action necessary for it to execute and deliver this Agreement and the Registration Rights Agreement. This Agreement, the Exchange, the Registration Rights Agreement and the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of LendingClub and require no action on the part of LendingClub’s stockholders. This Agreement and the Registration Rights Agreement are LendingClub’s valid and legally binding obligations, enforceable in accordance with their terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

(e) Consents and Approvals. No notices, applications or other filings are required to be made by LendingClub with, nor are any consents, approvals, registrations, permits, expirations of waiting periods or other authorizations required to be obtained by LendingClub from, any court, tribunal, arbitral or administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, or any industry self-regulatory authority (a “Governmental Authority”) or any third party in connection with the execution, delivery or performance by it of this Agreement, the Exchange, the Registration Rights Agreement or any other transactions contemplated hereby or thereby, except for (i) filings required under applicable federal or state securities Laws, (ii) any application to list all shares of Common Stock issuable upon conversion of all of the Exchange Preferred Shares on the New

York Stock Exchange (“NYSE”), (iii) the filing of the Certificate of Designations with respect to the Series A Preferred Stock with the Secretary of State for the State of Delaware, and (iv) such other notices, applications, filings, consents, approvals, registrations, permits or expirations of waiting periods as shall not have an adverse effect on or delay the performance by LendingClub of its obligations under this Agreement.

(f) No Defaults. Subject to the filing and effectiveness of the Certificate of Designations, the execution, delivery and performance of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby do not and will not violate, conflict with, require a consent or approval under, result in a breach of, constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, result in the right of termination of, accelerate the performance required by, increase any amount payable under, change the rights or obligations of a party under, cause any additional fees to be due under, or give rise to any Lien or penalty under, the terms, conditions or provisions of (i) its Certificate of Incorporation or Bylaws, (ii) any material contract or other instrument of LendingClub or any of its subsidiaries which is material on a consolidated basis, or by which LendingClub or any of its subsidiaries which is material on a consolidated basis is bound or affected, or to which LendingClub or any of its subsidiaries which is material on a consolidated basis or its businesses, operations, assets or properties is subject or receives benefits or (iii) assuming the accuracy of the representations made by Shanda in Section 2.2, any Law, permit or license.

(g) Sufficient Funds. LendingClub has, and will have as of the Closing, sufficient funds and liquid assets on hand to make the Cash Payment and consummate the transactions hereunder.

Section 2.2 Representations and Warranties of Shanda. Shanda hereby represents and warrants to LendingClub as of the Execution Date and as of the Closing Date (except as otherwise provided in this Section 2.1) as follows:

(a) Organization; Standing. Shanda is a company duly organized, validly existing and in good standing (or the equivalent, if any, in the applicable jurisdiction) under the Laws of its jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. Shanda is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or leasing of its assets or property or the conduct of its business requires such qualification, except for any failure to be so qualified that has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect with respect to Shanda’s ability to perform its obligations under this Agreement.

(b) Power. Shanda has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate or to cause the consummation of the transactions contemplated hereby.

(c) Title to Exchange Common Shares. Shanda has good and valid title to the Exchange Common Shares and beneficially owns the Exchange Common Shares, free and clear of any Lien. As of June 20, 2016, Shanda beneficially owned 57,739,270 shares of Common Stock, and has not sold any shares of Common Stock since such date. Neither Shanda nor any of its affiliates owns, beneficially or derivatively, or has any right to acquire other than pursuant to this Agreement, any other securities of LendingClub other than the Exchange Common Shares, including any derivative contract with respect to any securities of LendingClub or any other hedging or other derivative, swap, “put-call,” margin, securities lending or other transaction that has or reasonably would be expected to have the effect of changing, limiting, arbitraging or reallocating the economic benefits and risks of ownership of any securities of LendingClub, and has not, in whole or in part, (i) assigned, transferred, hypothecated, pledged or otherwise disposed of the Exchange Common Shares or its ownership rights in the Exchange Common Shares, or (ii) given any person any transfer order or power of attorney with respect to such Exchange Common Shares.

(d) Authority. Shanda has duly executed and delivered this Agreement and the Registration Rights Agreement and has taken all corporate action necessary for it to execute and deliver this Agreement and the Registration Rights Agreement. This Agreement, the Exchange, the Registration Rights Agreement and the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Shanda and no other corporate action on the part of Shanda is necessary to authorize the execution, delivery and performance of this Agreement, the Exchange, the Registration Rights Agreement and the transactions contemplated hereby and thereby. This Agreement and the Registration Rights Agreement are Shanda’s valid and legally binding obligations, enforceable in accordance with their terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

(e) Consents and Approvals. No notices, applications or other filings are required to be made by Shanda or any of its affiliates with, nor are any consents, approvals, registrations, permits, expirations of waiting periods or other authorizations required to be obtained by Shanda or any of its affiliates from, any Governmental Authority or any third party in connection with the execution, delivery or performance by it of this Agreement, the Exchange, the Registration Rights Agreement or any other transactions contemplated hereby or thereby, except for (i) filings required under applicable federal or state securities Laws or (ii) such other notices, applications, filings, consents, approvals, registrations, permits or expirations of waiting periods as shall not have an adverse effect on or delay the performance by Shanda of its obligations under this Agreement.

(f) No Defaults. The execution, delivery and performance of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby do not and will not violate, conflict with, require a consent or approval under, result in a breach of, constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, result in the right of termination of, accelerate the performance required by, increase any amount payable under, change the rights or obligations of a party under, cause any additional fees to be due under, or give rise to any Lien or penalty under, the terms, conditions or provisions of (i) Shanda’s governing documents, (ii) any material contract or other instrument of Shanda, or by which Shanda is bound or affected, or to which Shanda or its businesses, operations, assets or properties is subject or receives benefits or (iii) assuming the accuracy of the representations made by LendingClub contained in Section 2.1, any Law, permit or license.

(g) Sophistication. Shanda, along with its affiliates, has such knowledge and experience in financial and business matters and in making investment decisions of this type that it is capable of evaluating the merits and risks of making its investment decision regarding the Exchange and of making an informed investment decision. Shanda is not relying on LendingClub with respect to tax and other economic considerations of the foregoing, and Shanda has relied on the advice of, or has consulted with, its own advisors.

(h) Material Nonpublic Information. Shanda hereby acknowledges receipt of an information packet entitled “Shanda Exchange Information Packet” that contains information that at the time of the Execution Date is material nonpublic information (within the meaning of the U.S. federal securities Laws) and is provided to Shanda in connection with its entering into this Agreement and effecting the Exchange. In addition, Shanda acknowledges and understands that LendingClub and its officers, directors and affiliates may possess material nonpublic information not known to Shanda that may impact the value of the Exchange Common Shares and the Exchange Preferred Shares, and that LendingClub is unable to disclose such information to Shanda. Shanda understands, based on its experience, the disadvantage to which it is subject due to the disparity of information between it and LendingClub. Notwithstanding this, Shanda has deemed it appropriate to enter into this Agreement and engage in the Exchange.

(i) Purchase for Own Account. Shanda (i) is acquiring the Exchange Preferred Shares pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”) for its own account solely for investment with no present intention or plan to distribute any of the Exchange Preferred Shares to any person nor with a view to or for sale in connection with any distribution thereof, (ii) acknowledges that the Exchange Preferred Shares are not registered under the Securities Act or any state securities Laws, and that it will not sell or otherwise dispose of any of the Exchange Preferred Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities Laws, (iii) is able to bear the economic risk inherent in holding the Exchange Preferred Shares for an indefinite period, and (iv) is an “accredited investor” (as that term is defined by Rule 501 of the Securities Act).

ARTICLE III

ADDITIONAL AGREEMENTS

Section 3.1 Further Assurances.

(a) Subject to the terms and conditions of this Agreement, LendingClub and Shanda will use their respective reasonable best efforts to take, or cause to be taken, in good faith, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable Laws, so as to permit consummation of the Exchange as promptly as practicable, including, in the case of LendingClub, causing the closing conditions set forth in Section 4.1(b), Section 4.1(c) and Section 4.2(a)(b) to be satisfied.

(b) Promptly after the execution of this Agreement, LendingClub shall use its reasonable best efforts to facilitate a conversation with its transfer agent, The Depository Trust Company, its nominees, and its respective successors (“DTC”) and Shanda for the purpose of providing Shanda reasonable comfort that the shares of Common Stock issuable upon the conversion of the Exchange Preferred Shares shall be tradable, upon the approval of an application by or on behalf of LendingClub to DTC to such effect, on the DTC platform in book entry form. Shanda’s obtaining such reasonable comfort satisfactory to it shall be the “DTC Condition.” Shanda shall advise LendingClub promptly in writing at such time as it believes the DTC Condition is satisfied. LendingClub further agrees that upon Closing, that it shall thereafter use reasonable best efforts to facilitate additional conversations and instructions to LendingClub’s transfer agent and/or DTC, as necessary, to further the issuance of shares of Common Stock upon the conversion of the Exchange Preferred Shares.

Section 3.2 Restrictions on Transfer.

(a) Prior to Closing, Shanda agrees that it will not, directly or indirectly, (i) offer for sale, sell, short sell, transfer, tender, pledge, encumber, assign, or otherwise dispose of, or grant a proxy with respect to, the Exchange Common Shares, (ii) enter into or acquire a derivative contract with respect to the Exchange Common Shares or enter into any other hedging or other derivative, swap, “put-call,” margin, securities lending or other transaction that has or reasonably would be expected to have the effect of changing, limiting, arbitraging or reallocating the economic benefits and risks of ownership of the Exchange Common Shares, or (iii) otherwise enter into any contract, option or arrangement or understanding with respect to any of the activities described in clauses (i) or (ii) with respect to the Exchange Common Shares (each of (i), (ii) and (iii), a “Transfer”).

(b) Notwithstanding anything else in this Agreement to the contrary, Shanda and its affiliates shall not be permitted hereunder to Transfer any Exchange Preferred Shares to any person which, to Shanda’s or its affiliate’s actual knowledge, after reasonable inquiry, has filed or would be required to file, as a result of such Transfer, a Schedule 13D (or any successor form) with respect to any securities of LendingClub until such time as there are no Exchange Preferred Shares outstanding; provided that (i) the foregoing restriction shall not apply to Shanda in the event of a widespread public offering of any Exchange Preferred Shares (or the underlying

Common Stock) by Shanda, or any open market sale or sale transactions on the NYSE of any Exchange Preferred Shares (or the underlying Common Stock) by Shanda, or transactions involving any Exchange Preferred Shares (or the underlying Common Stock) through a broker-dealer where the identity of the purchaser of such securities is unknown to Shanda, and (ii) Shanda shall without limitation, be deemed to have made a reasonable inquiry if it has received a written representation from the purchaser of such Exchange Preferred Shares (or the underlying Common Stock) that such purchaser has no intent to change or influence control of LendingClub or participate in any transaction having that effect described in Rule 13d-1(c)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Section 3.3 Confidentiality.

(a) Subject to Section 3.8 and Shanda’s obligation to disclose this Agreement on an amendment to its Schedule 13D filed with the Securities and Exchange Commission (the “SEC”) within two (2) Business Days of the date hereof, Shanda agrees not to disclose this Agreement or any information regarding the Exchange until such time as LendingClub has publicly disclosed the foregoing.

(b) The letter agreement by and between Shanda Media Limited and LendingClub, dated as of January 10, 2020 (the “Confidentiality Agreement”), shall terminate upon the public announcement by LendingClub of this Agreement; provided, that LendingClub’s obligations and Shanda’s rights with respect to the disclosure of MNPI (as defined in the Confidentiality Agreement) shall continue in full force and effect.

Section 3.4 Restrictive Shares and Legends.

(a) Notwithstanding anything in this Agreement to the contrary, the Exchange Preferred Shares may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in compliance with any applicable state, federal or foreign securities Laws. All certificates or other instruments representing the Exchange Preferred Shares subject to this Agreement will bear a legend substantially to the following effect (the “Private Placement Legend”) and appropriate transfer restrictions may be issued to LendingClub’s transfer agent:

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AVAILABLE EXEMPTIONS FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS.

(b) Upon Shanda’s request, upon receipt by LendingClub of an opinion of counsel reasonably satisfactory to LendingClub to the effect that such legend is no longer required under the Securities Act or applicable state Laws, as the case may be, LendingClub shall promptly cause the Private Placement Legend to be removed from any certificate for any Exchange Preferred Shares to be so transferred.

Section 3.5 Certain Restrictions.

(a) Shanda agrees that, from the Closing Date until the date that neither it nor any of its affiliates any longer holds any securities of LendingClub, including Exchange Preferred Shares, Shanda shall not, and shall cause each of its affiliates not to, in each case directly or indirectly, in any manner:

(1) other than pursuant to this Agreement, acquire or offer to acquire, seek, propose or agree to acquire or seek to acquire, by means of purchase, tender or exchange offer, business combination or in any other manner, beneficial ownership (within the meaning of Section 13(d)(1) of the Exchange Act but also including for these purposes the ownership, control or power to vote for bank regulatory purposes) or constructive economic ownership, including through any security, contract right or derivative position the value of which to the “owner” increases with an increase in the value of any equity securities (or other securities derived from the value of any equity securities) of LendingClub, without regard to any hedge that may have been entered into with respect to such position, of (i) any voting securities of LendingClub for bank regulatory purposes that would cause Shanda’s and its affiliates’ aggregate beneficial and constructive ownership of voting securities of LendingClub (including for these purposes the ownership, control or power to vote such securities for bank regulatory purposes) to represent more than 9.9% of the total voting interest of all outstanding voting securities of LendingClub or (ii) any securities (whether or not such securities are voting securities for bank regulatory purposes) of LendingClub that would cause Shanda’s and its affiliates’ aggregate beneficial and constructive ownership of securities of LendingClub (including for these purposes the ownership, control or power to vote such securities for bank regulatory purposes) representing more than 24.9% of LendingClub’s total equity for bank regulatory purposes;

(2) acquire “control” (including through the triggering of a regulatory presumption of “control”) of LendingClub for purposes of the Bank Holding Company Act of 1956, as amended, or the Change in Bank Control Act of 1978, as amended; or

(3) take any action that would require Shanda or any of its affiliates to be required to make any filings or provide any information or commitments in connection with LendingClub’s establishment or ownership of a de novo depository institution subsidiary or acquisition or ownership of a depository institution or obtaining any regulatory approvals in connection therewith.

Notwithstanding anything to the contrary herein, Shanda shall not be deemed to have breached or violated any of its obligations under this Section 3.5 by virtue of (i) having consummated the Exchange and the other transactions contemplated hereby, (ii) Shanda’s ownership, in and of itself, of the Exchange Preferred Shares or (iii) the consummation of any Permissible Transfer (as defined in the Certificate of Designations).

Section 3.6 Support of Depository Institution Charter Initiative. Shanda shall, and shall cause its affiliates to, (a) take no action inconsistent with LendingClub’s initiative to either establish and own a de novo depository institution or to acquire and own a depository institution; provided, however, that so long as Shanda and its affiliates have not breached or violated any of their obligations under Section 3.5(a)(2) and Section 3.5(a)(3), Shanda and its affiliates shall have no obligation to make any filings or provide any information or commitments, or to take any actions or omit to take any actions, in connection with LendingClub’s or any of its affiliates’ establishment and ownership of a de novo depository institution or acquisition of a depository institution or obtaining any regulatory approvals in connection therewith, and (b) adhere to a mutually agreed upon response with LendingClub if asked for comment on the Exchange and the transactions contemplated hereby and/or LendingClub’s establishment and ownership of a de novo depository institution or acquisition of a depository institution.

Section 3.7 Repurchases; Tender Offers.

(b) Following the Closing, Shanda agrees to participate on a pro rata basis in any stock redemption, repurchase or buyback program initiated by LendingClub to the extent that such participation is necessary to comply with the limitations on ownership of LendingClub’s equity securities set forth in Section 3.5(a)(1); provided, however, that Shanda shall not be required or obligated to sell any equity securities to LendingClub in any such program at a price per security less than Shanda’s per security basis in such equity securities as of immediately prior to the Exchange.

(c) In light of the fact that the shares of Series A Preferred Stock will automatically convert into shares of Common Stock under certain circumstances upon the sale, disposition or transfer to a non-affiliate of the holder of such Series A Preferred Stock, as provided in the Certificate of Designations, following the Closing, LendingClub agrees that it shall not commence or, subject to the fiduciary duties of the board of directors of LendingClub and compliance with applicable securities Laws, recommend any tender offer or exchange offer for the Common Stock unless the offeror with respect thereto shall have offered the same consideration per share to the holders of the Series A Preferred Stock (on an as-converted basis) as such offeror is offering to the holders of the Common Stock.

Section 3.8 Material Nonpublic Information. LendingClub agrees to either (a) disclose on or prior to the Closing Date all material nonpublic information (within the meaning of the U.S. federal securities Laws) that has been provided to Shanda or its representatives at or prior to such time, including this Agreement or any information regarding the Exchange or contained in the information packet entitled “Shanda Exchange Information Packet” or (b) provide a written representation to Shanda that all information that has been, or will be, furnished by LendingClub to Shanda on or prior to the Closing Date does not constitute material nonpublic information.

Section 3.9 Initial Statements. The parties shall share their initial press releases (if any) with each other and LendingClub shall share with Shanda any Current Report on Form 8-K that it elects to file with the SEC regarding this Agreement and the transactions contemplated hereby or relevant portion of any script for an earnings statement in advance of any such publication or filing and each party shall reasonably and in good faith consider any comments the other party may make with respect to any such press release or filing.

ARTICLE IV

CLOSING CONDITIONS

Section 4.1 Conditions to Each Party’s Obligation to Effect the Exchange. The respective obligation of each of LendingClub and Shanda to consummate the Exchange is subject to the fulfillment or written waiver (to the extent permitted by applicable Law) by LendingClub and Shanda at or prior to the Closing of each of the following conditions:

(a) No Injunction. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the Exchange or the transactions provided for herein or in the Registration Rights Agreement. No Law or order shall have been enacted, entered, promulgated or enforced by any Governmental Authority which prohibits or makes illegal the consummation of the Exchange or the transactions provided for herein or in the Registration Rights Agreement.

(b) Certificate of Designations. The Certificate of Designations shall have been duly executed by LendingClub and duly filed with, and certified by, the Secretary of State of the State of Delaware.

(c) Listing Application. The aggregate number of shares of Common Stock that shall be issuable by LendingClub upon conversion of all the Exchange Preferred Shares shall have been authorized for listing on the NYSE, subject to official notice of issuance.

Section 4.2 Conditions to the Obligation of Shanda. Shanda’s obligation to consummate the Exchange is also subject to the fulfillment or written waiver (to the extent permitted by applicable Law) by Shanda at or prior to the Closing of each of the following conditions:

(a) Secretary’s Certificate. Shanda shall have received a written certificate executed by the secretary of LendingClub, dated as of the Closing Date, to the effect that:

(1) the representations and warranties of LendingClub set forth in Section 2.1 were true and correct in all material respects (except to the extent that any such representation or warranty is qualified as to materiality, in which case it shall be true and correct in all respects) as of the Execution Date and are true and correct in all material respects (except to the extent that any such representation or warranty is qualified as to materiality, in which case it shall be true and correct in all respects) as of the Closing Date with the same force and effect, as though expressly made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case they shall be true and correct as of such earlier date); and

(2) LendingClub has complied in all material respects (except to the extent that any such agreement is qualified by materiality, in which case it shall have been complied with in all respects) with all the agreements and satisfied all conditions on its part to be performed or satisfied pursuant to this Agreement at or prior to the Closing Date

(b) DTC Condition. If the Closing is to occur prior to the day set forth in Section 5.1(c), Shanda shall be satisfied in its discretion that the DTC Condition is satisfied as set forth in Section 3.1(b).

Section 4.3 Conditions to the Obligation of LendingClub. LendingClub’s obligation to consummate the Exchange is also subject to the fulfillment or written waiver (to the extent permitted by applicable Law) by LendingClub at or prior to the Closing of each of the following conditions:

(a) Secretary’s Certificate. LendingClub shall have received a written certificate executed by an authorized officer of Shanda, dated as of the Closing Date, to the effect that:

(1) the representations and warranties of Shanda set forth in Section 2.2 were true and correct in all material respects (except to the extent that any such representation or warranty is qualified as to materiality, in which case it shall be true and correct in all respects) as of the Execution Date and are true and correct in all material respects (except to the extent that any such representation or warranty is qualified as to materiality, in which case it shall be true and correct in all respects) as of the Closing Date with the same force and effect, as though expressly made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case they shall be true and correct as of such earlier date); and

(2) Shanda has complied in all material respects (except to the extent that any such agreement is qualified by materiality, in which case it shall have been complied with in all respects) with all the agreements and satisfied all conditions on its part to be performed or satisfied pursuant to this Agreement at or prior to the Closing Date.

ARTICLE V

TERMINATION

Section 5.1 Termination Events. This Agreement may be terminated at any time prior to the Closing:

(a) by mutual written agreement of LendingClub and Shanda;

(b) by either LendingClub or Shanda, upon written notice to the other party, in the event that the Closing does not occur on or before 5:00 pm (NY time) on March 19, 2020; provided, however, that the respective right of each such party to terminate this Agreement pursuant to this Section 5.1(b) shall not be available to a party whose failure to fulfill any material obligation under this Agreement shall have been the principal cause of, or principally resulted in, the failure of the Closing to occur on or prior to such date (for purposes of this Section 5.1(b) an obligation of LendingClub with respect to the DTC Condition shall only constitute a breach if LendingClub’s failure to use the efforts described in Section 3.1(b) is willful and intentional); or

(c) by Shanda upon written notice to LendingClub, on or prior to the twenty-first (21st) day following the conversation between the parties and DTC contemplated by Section 3.1(b) if Shanda is not reasonably satisfied that the DTC Condition has been satisfied and the notice states as such.

Section 5.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 5.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party or their respective affiliates, directors, officers or employees, except that (a) this Section 5.2, Section 3.3, Section 5.3, Section 5.4, Section 5.5 and Article VI shall survive such termination and (b) nothing herein shall relieve any party from liability for any breach of this Agreement occurring prior to such termination, including any intentional failure of a party to fulfill a condition to the performance of its obligations hereunder.

Section 5.3 Expense Reimbursement. In the event this Agreement is terminated (a) by Shanda pursuant to Section 5.1(c) or (b) by either Shanda or LendingClub pursuant to Section 5.1(b) and at the time of such termination (i) the condition set forth in Section 4.2(b) has not been satisfied and (ii) the other conditions set forth in Section 4.2 (other than, for the avoidance of doubt, those conditions that by their nature cannot be satisfied other than at Closing) shall have been satisfied or waived in accordance with this Agreement, then, in each case, LendingClub shall, promptly reimburse Shanda for all documented out-of-pocket third-party costs, fees and expenses incurred by Shanda in connection with due diligence and the negotiation, preparation, and performance of this Agreement, the Registration Rights Agreement and all other agreements and transactions contemplated hereby or thereby, including fees and expenses of attorneys, consultants and other advisers incurred by or on behalf of Shanda in connection therewith (such reimbursement to be made promptly and in any event within three (3) Business Days of delivery of documentation evidencing such costs, fees and expenses) (the “Expense Reimbursement Amount”).

Section 5.4 Termination Fee. In the event that this Agreement is terminated by (a) Shanda pursuant to Section 5.1(b) or (b) LendingClub pursuant to Section 5.1(b) and at the time of such termination Shanda would have been entitled to terminate this Agreement pursuant to Section 5.1(b), and at the time of such termination pursuant to the foregoing clauses (a) or (b) in this Section 5.4 (A) the condition to the obligations of the parties to consummate the

Exchange and the transactions contemplated hereby set forth in the first sentence of Section 4.1(a) shall have been satisfied, and (B) the circumstances described in Section 5.3 shall not have occurred, then within three (3) Business Days following such termination, LendingClub shall pay to Shanda, by wire transfer of immediately available funds to an account designated by Shanda in writing, cash in an amount equal to $5,020,226.60 (the “Termination Fee”).

Section 5.5 Liquidated Damages. Each party acknowledges that the agreements contained in Section 5.3 and Section 5.4 are an integral part of the transactions contemplated by this Agreement. In the event that LendingClub shall fail to pay the Expense Reimbursement Amount or Termination Fee when due, then LendingClub shall reimburse Shanda for all reasonable expenses actually incurred or accrued by Shanda (including reasonable expenses of counsel) in connection with the collection under and enforcement of Section 5.3 and Section 5.4. The parties hereto agree and understand that in no event shall LendingClub be required to pay an Expense Reimbursement Amount or a Termination Fee on more than one occasion and if an Expense Reimbursement Amount is paid there shall be no obligation to pay a Termination Fee and if a Termination Fee is paid there shall be no obligation to pay an Expense Reimbursement Amount. The parties acknowledge and agree that the payment of the Termination Fee or the Expense Reimbursement Amount, as the case may be, as contemplated hereby shall constitute payment of liquidated damages and not a penalty and that such Termination Fee or Expense Reimbursement Amount is reasonable in light of the substantial but indeterminate harm anticipated to be caused by LendingClub’s failure to consummate the Exchange and the transactions contemplated by this Agreement, the difficulty of proof of loss and damages, the inconvenience and non-feasibility of otherwise obtaining an adequate remedy and the value of the transactions to be consummated hereunder. Notwithstanding anything herein to the contrary, the payment in full to Shanda of the Termination Fee (in the event of a termination of this Agreement in the circumstances described in Section 5.4) or the Expense Reimbursement Amount (in the event of a termination in the circumstances described in Section 5.3) shall, in each case, be the sole and exclusive remedy of Shanda in such circumstances, and LendingClub shall not have any further liability or obligation relating to or arising out of this Agreement and the transactions contemplated by this Agreement.

ARTICLE VI

MISCELLANEOUS

Section 6.1 Survival. The representations, warranties, agreements and covenants contained in this Agreement shall survive the Closing and shall not be limited or deemed waived by any investigation or knowledge by the party benefitting therefrom prior to or after the date hereof.

Section 6.2 Notices. All notices, requests and other communications given or made under this Agreement must be in writing and will be deemed given when personally delivered, electronically transmitted (with delivery receipt) or mailed by registered or certified mail (return receipt requested) to the persons and addresses set forth below or such other place as such party may specify by notice:

If to LendingClub:

LendingClub Corporation

595 Market Street

Suite 200

San Francisco, CA 94105

Attention: Brandon Pace

Email: bpace@lendingclub.com

with a copy to:

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004

Attention: Mark J. Menting

Email: mentingm@sullcrom.com

and

Skadden, Arps, Slate, Meagher & Flom LLP

525 University Avenue

Palo Alto, CA 94301

Attention: Kenton J. King and Thomas J. Ivey

Email: Kenton.King@skadden.com and

Thomas.Ivey@skadden.com

If to Shanda, to:

Shanda Investment Group Ltd

2735 Sand Hill Road, Suite 140

Menlo Park, CA 94025

Attention: Tianqiao Chen, Founder, Chairman & CEO and Jason Soncini

Email: ctq@shanda.com and jason.soncini@shanda.com

with a copy to:

Cadwalader, Wickersham & Taft LLP

One World Financial Center

New York, NY 10281

Attention: Richard M. Brand and Andrew P. Alin

Email: Richard.Brand@cwt.com and Andrew.Alin@cwt.com

Section 6.3 Extension; Waiver. Each party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other party hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or satisfaction of any conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

Section 6.4 Amendment. This Agreement (including all exhibits thereto) may be amended, restated, supplemented or otherwise modified, only by written agreement making specific reference to the applicable provision to be amended, restated, supplemented or otherwise modified, in each case duly executed by the parties thereto.

Section 6.5 Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with its specific terms or otherwise breached. Accordingly, the parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof (including the parties’ obligation to consummate the Exchange), in addition to any other remedy to which they are entitled in law or at equity. Each of the parties hereby further waives (i) any defense in any action for specific performance that a remedy at law would be adequate and (ii) any requirement under any law to post security or a bond as a prerequisite to obtaining equitable relief.

Section 6.6 Governing Law; Venue.

(a) This Agreement is governed by, and will be interpreted in accordance with, the laws of the state of Delaware applicable to contracts made and to be performed entirely within that state and without regard to principles of conflict of laws.

(b) All judicial proceedings brought against the parties hereto arising out of or relating to this Agreement, or any obligations hereunder, shall be brought in the courts of the State of Delaware and the United States of America located in the State of Delaware. Any process against the parties hereto in, or in connection with, any proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement may be served personally or by certified mail at the addresses set forth in (or pursuant to) Section 6.2 with the same effect as though served on it personally, and the parties hereto agree that such service constitutes effective and binding service in every respect. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of Delaware and the United States of America located in the State of Delaware for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each party hereto further hereby irrevocably and unconditionally waives any objection which such party may now or hereafter have to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in such courts, and hereby irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient (or substantially less convenient) forum or that such party is not subject to personal jurisdiction in such court.

Section 6.7 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 6.7.

Section 6.8 Entire Understanding; No Third Party Beneficiaries. This Agreement, together with the Certificate of Designations, the Registration Rights Agreement, and the Confidentiality Agreement, constitutes the entire agreement among the parties hereto regarding the transactions contemplated hereby and supersedes any and all other oral or written agreements or understandings previously made or purported to be made with respect to the subject matter hereof. Nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto, any rights or remedies hereunder.

Section 6.9 Assignment. Neither this Agreement nor any of the rights, interests or obligations under it may be assigned by either of the parties (whether by operation of law or otherwise) without the prior written consent of the other party, and any attempted or purported assignment in violation of this Section 6.9 will be null and void; provided that this Agreement (including the rights, interests and obligations under this Agreement) may be assigned by LendingClub by operation of any consolidation, merger or similar transaction of LendingClub, it being understood and agreed that no such assignment will relieve LendingClub of any of its obligations hereunder. Subject to the foregoing, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective successors and permitted assigns, whether so expressed or not.

Section 6.10 No Other Representations or Warranties.

(a) Except for the representations and warranties made by LendingClub in Section 2.1, neither LendingClub nor any other person, makes any express or implied representation or warranty with respect to LendingClub or its businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and LendingClub hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither LendingClub nor any other person, makes or has made any representation or warranty to Shanda or any of their respective affiliates or directors, officers, employees, legal or financial advisors or any representatives of such legal or financial advisors with respect to (i) any financial projection, forecast, estimate, budget or prospective information relating to LendingClub or its businesses, or (ii) except for the representations and warranties made by LendingClub in Section 2.1, any oral or written information presented to Shanda or any of their respective affiliates or their respective directors, officers, employees, legal or financial advisors or any representatives of such legal or financial advisors in the course of their due diligence investigation of LendingClub, the negotiation of this Agreement or in the course of the transactions contemplated hereby. LendingClub acknowledges and agrees that neither Shanda nor any other person has made or is making any express or implied representation or warranty other than those contained in Section 2.2.

(b) Except for the representations and warranties made by Shanda in Section 2.2, neither Shanda nor any other person, makes any express or implied representation or warranty with respect to Shanda, or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and Shanda hereby disclaims any such other representations or warranties. Shanda acknowledges and agrees that neither LendingClub nor any other person has made or is making any express or implied representation or warranty other than those contained in Section 2.1.

Section 6.11 Interpretation; Construction.

(a) In this Agreement, except as context may otherwise require, references: (i) to the Recitals, Sections, or Exhibits are to a Recital to or Section of, or Exhibit to, this Agreement; to this Agreement are to this Agreement, and the Exhibit to it, taken as a whole; to the transactions contemplated hereby include the transactions provided for in this Agreement, including the Exchange; to any agreement (including this Agreement), contract, statute or regulation are to the agreement, contract, statute or regulation as amended, modified, supplemented, restated or replaced from time to time (in the case of an agreement or contract, to the extent permitted by the terms thereof); to any section of any statute or regulation include any successor to the section and, in the case of any statute, any rules or regulations promulgated thereunder; and to “dollars” or “$” are to United States dollars; (ii) to the words “hereby”, “herein”, “hereof”, “hereunder” and similar terms are to be deemed to refer to this Agreement as a whole and not to any specific Section; (iii) to the words “include”, “includes” or “including” are to be deemed followed by the words “without limitation”; (iv) to the article and section headings are for reference purposes only and do not limit or otherwise affect any of the substance of this Agreement; and (v) to the words “to the extent” when used in this Agreement shall mean “the degree by which” and not merely “if.”

(b) This Agreement is the product of an arm’s-length negotiation by sophisticated parties, each having the assistance of counsel and other advisers. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. This Agreement shall not be interpreted or construed to require any person to take any action, or fail to take any action, if to do so would violate applicable Law.

Section 6.12 Definitions.

(a) This Agreement uses the following definitions:

(1) “affiliate” means, with respect to a person, those other persons that, directly or indirectly, control, are controlled by or under common control with, such person; for purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” or “under common control with”), as applied to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that person, through the ownership of at least 10% of the voting securities or otherwise. For purposes of this Agreement, affiliates of Shanda shall include Shanda Group USA Limited, Shanda Technology Overseas Capital Company Limited, Shanda Investment Group Limited and Tianqiao Chen. To the extent that this Agreement references an affiliate of a party, it shall be the obligation of such party to cause such affiliate to take or refrain from any referenced action or requirement.

(2) “Business Day” means any day other than a Saturday, Sunday or a day on which banks are authorized or required by Law or executive order to be closed in San Francisco, California or New York, New York.

(3) “control” means, as to any person, the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise. The terms “controlled by”, “controlled”, “under common control with” and “controlling” shall have correlative meanings.

(4) “Execution Date” means the date hereof.

(5) “Law” means any foreign, federal, state, and local law (including common law), statute, code, ordinance, rule, regulation, order, award, writ, decree, directive or injunction issued, promulgated or entered into by or with any Governmental Authority.

(6) “Lien” means any mortgage, deed of trust, easement, declaration, restriction, pledge, hypothecation, assignment, deposit arrangement, option, equity interest, encumbrance, lien (statutory or other), preference, participation interest, priority or other security agreement or preferential arrangement of any kind or nature whatsoever relating to that property, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction to evidence any of the foregoing.

(7) “person” is to be interpreted broadly to include any individual, savings association, bank, trust company, corporation, limited liability company, partnership, association, joint-stock company, business trust or unincorporated organization

(8) “Series A Preferred Stock” means the Mandatorily Convertible Non-Voting Preferred Stock, Series A, par value $0.01 per share, of LendingClub, having the designations, relative rights, other preferences and limitations set forth in a Certificate of Designations in the form attached hereto as Exhibit A, and which are mandatorily convertible in certain circumstances when owned by a person other than Shanda or any affiliate of Shanda into 19,562,800 shares of Common Stock.

Section 6.13 Costs and Expenses. Each party shall pay its own respective costs and expenses, including any commission or finder’s fee to any broker, finder or financial advisor, incurred in connection with the negotiation, preparation, execution and performance of this Agreement. In connection with any breach of a representation and warranty, or an alleged breach of a representation and warranty, the beneficiary of such representation and warranty shall be, in connection with any third party claim which implicates such representation or warranty, entitled to prompt receipt from the other party of its costs and expenses (including attorneys’ fees) in defending such claim.

Section 6.14 Withholding Certificate. At least two (2) Business Days prior to the Closing Date, Shanda shall deliver to LendingClub an accurate, complete and signed Internal Revenue Service Form W-8.

Section 6.15 Transfer Taxes. All transfer, documentary, sales, use, stamp, recording, value added, registration and other similar taxes and all conveyance fees, recording fees and other similar charges that may be imposed or assessed as a result of the transactions contemplated by this Agreement, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties, shall be borne by Shanda.

Section 6.16 Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction such that the invalid, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable.

Section 6.17 Delivery by Electronic Transmission. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent executed and delivered by e-mail delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version delivered in person. No party hereto or to any such amendment or instrument shall raise the use of e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that any signature or agreement or instrument was transmitted or communicated through the use of e-mail delivery of a “.pdf” format data file as a defense to the formation of a contract and each party hereto forever waives any such defense.

*             *             *

IN WITNESS WHEREOF, the parties have executed, or caused this Agreement to be executed by their duly authorized officers, as of the day and year first above written.

LENDINGCLUB CORPORATION

By:	/s/ Scott Sanborn

Name:	Scott Sanborn
Title:	Chief Executive Officer

SHANDA ASSET MANAGEMENT HOLDINGS LTD

By:	/s/ Tianqiao Chen

Name:	Tianqiao Chen
Title:	Director

-i-

Exhibit A

Certificate of Designations of Mandatorily Convertible Non-Voting Preferred Stock, Series A, of LendingClub